Exhibit 99.1

Singular Genomics Announces Closing of Acquisition by Deerfield Management

February 21, 2025

SAN DIEGO, Feb. 21, 2025 (GLOBE NEWSWIRE) — Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and spatial multiomics technologies to empower researchers and clinicians, announced today the closing of its acquisition by an affiliate of Deerfield Management Company, L.P.

On December 23, 2024, Singular Genomics announced that Deerfield had signed a definitive agreement to acquire all of the outstanding shares of Singular Genomics common stock not currently owned by Deerfield for $20.00 per share in cash.

Following the satisfaction of customary conditions, including a vote of the holders of Singular Genomics’ common stock to approve the transaction, which occurred on February 19, 2025, the transaction has now closed. Effective as of closing, Singular Genomics now operates as a private company, which the Singular Board of Directors believes will provide the Company with greater flexibility to continue advancing its business strategy. Trading of Singular Genomics’ common stock has been suspended on Nasdaq and Singular Genomics has requested that its common stock be delisted from Nasdaq.

Pursuant to the transaction, Josh Stahl has been appointed to lead Singular Genomics as Chief Executive Officer and will join the company’s Board of Directors. Jason Myers will also join the Board. Drew Spaventa, co-founder of Singular Genomics and the company’s previous Chief Executive Officer and Chairman, will continue to serve on the Board and assume an additional role as special advisor to the CEO.

“We are pleased to support Singular Genomics during this important transition,” said Andrew ElBardissi, M.D., Partner at Deerfield. “We look forward to this new direction for the company and its technology as Singular continues its work to provide physicians and scientists with crucial sequencing and multiomics information.”

Advisors

TD Securities and Houlihan Lokey served as financial advisors to the Special Committee of the Singular Genomics Board of Directors, Gunderson Dettmer, LLP served as legal advisor to Singular Genomics, and Richards, Layton & Finger, P.A. served as counsel to the Special Committee of the Singular Genomics Board of Directors. Katten Muchin Rosenman LLP served as legal advisor to Deerfield.

About Singular

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4® Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, the Company is currently developing the G4X™ Spatial Sequencer, which will leverage its proprietary sequencing technology, applying it as an in situ readout for transcriptomics, proteomics and fluorescent H&E in tissue, with spatial context and on the same platform as the G4. Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

About Deerfield

Deerfield is an investment management firm committed to advancing healthcare through investment, information and philanthropy. The firm works across the healthcare ecosystem to connect people, capital, ideas and technology in bold, collaborative and inclusive ways. For more information, visit www.deerfield.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Singular Genomics’ results is included in its filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Singular Genomics may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Singular Genomics in this press release speaks only as of the day on which Singular Genomics makes it. Singular Genomics assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Contact

Philip Trip Taylor Gilmartin Group

ir@singulargenomics.com

Media Contact

Matt Browning

pr@singulargenomics.com